Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 033-54837 on Form N-1A of our reports each dated February 19, 2008 relating to the financial statements and financial highlights of Variable Insurance Products Fund III, including VIP Dynamic Capital Appreciation Portfolio, VIP Growth and Income Portfolio, VIP Growth Opportunities Portfolio and VIP Value Strategies Portfolio; and of our report dated February 21, 2008 for VIP Aggressive Growth Portfolio; and of our report dated February 28, 2008 for VIP Balanced Portfolio; appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund III for the year ended December 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 25, 2008